Exhibit 10.23
2007 FLOWSERVE CORPORATION
ANNUAL INCENTIVE PLAN
As Amended and Restated Effective January 1, 2010
ARTICLE 1.
ESTABLISHMENT AND PURPOSE
     Section 1.1 Establishment of the Plan. Flowserve Corporation, a New York corporation (the “Company” as defined in Section 2.8 below), hereby establishes an annual incentive compensation plan known as the Flowserve Corporation Annual Incentive Plan effective as of January 1, 2007 (the “Plan”). The Plan permits the Company to award annual incentive award payouts to Participants based on the achievement of pre-established performance goals. The Plan shall continue to be effective until December 31, 2012, unless earlier terminated by the Board, pursuant to Article 10.
     Section 1.2 Purpose. The primary purposes of the Plan are to:
     (a) motivate Participants (as defined in Section 2.19 below) towards achieving annual goals that are within corporate, divisional, group and/or local facility control and are considered key to the Company’s success;
     (b) encourage teamwork among Participants in various segments of the Company; and
     (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved.
ARTICLE 2.
DEFINITIONS
     Whenever used in the Plan, the following terms shall have the meanings set forth below:
     Section 2.1 Affiliate or Subsidiary means any corporation or company which is a member of a controlled group of corporations (determined in accordance with Section 414(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) of which the Company is a member and any other trade or business (whether or not incorporated) which is controlled by, or under common control (determined in accordance with Section 414(c) of the Code) with the Company.
     Section 2.2 Award Opportunity means the various levels of incentive award payouts that a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1 and Section 5.2 herein.
     Section 2.3 Board means the Board of Directors of the Company.
     Section 2.4 Cause means any of the following events:

     (a) the continued failure by a Participant to substantially perform his duties with the Company,
     (b) conviction of a felony or his plea of guilty or nolo contendre to a felony,
     (c) the willful engaging by the Participant in gross misconduct which is injurious to the Company,
     (d) the Participant’s violation of the Company’s policies and procedures and/or the Flowserve Code of Business Conduct, or
     (e) any other action or reason arising from the conduct of a Participant determined to be cause in the sole and absolute discretion of the Committee.
     Section 2.5 Change-In-Control means any of the following:
     (a) Any transaction that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any transaction described in Section 2.5(b) through Section 2.5(f) below that is otherwise specifically excluded from constituting a change-in-control);
     (b) Any “Person” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company, Subsidiaries, or its Affiliates, becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of either the Outstanding Shares or the Voting Securities; provided, however, that such beneficial ownership shall not constitute a Change-In-Control if it occurs as a result of:
     (i) any acquisition directly from the Company,
     (ii) any acquisition by a Subsidiary,
     (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary,
     (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in 0 below are satisfied, or
     (v) any Person (the “Subject Person”) becoming the beneficial owner of twenty percent (20%) or more of the Outstanding Shares or Voting Securities as a result of the acquisition of Outstanding Shares or Voting Securities by the Company, including any affiliates defined in Section 2.5(b)(ii) or Section 2.5(b)(iii) above, which, by reducing the number of Outstanding Shares or Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change-In-Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of

Outstanding Shares or Voting Securities by the Company and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Shares or Voting Securities which increases the percentage of the Outstanding Shares or Voting Securities beneficially owned by the Subject Person, then a Change-In-Control shall then be deemed to have occurred; or
     (c) Individuals who currently constitute the Board (the “Incumbent Board”) cease for any reason except for the death, Disability, or ineligibility of the director to seek re-election to the Board as a result of term or age limitations, to constitute at least two-thirds (2/3) of the Board within any consecutive twenty-four (24) month period; provided, however, that any individual becoming a director subsequent to the date of the beginning of such twenty-four (24) month period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the elected directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
     (d) The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation:
     (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Shares and Voting Securities, as the case may be, or
     (ii) each of the following three criteria are met:
     (A) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent corporation resulting from such reorganization, merger or consolidation,
     (B) elected members of the Board of Directors of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the board of directors of the ultimate parent corporation resulting from such reorganization, merger or consolidation, and
     (C) the positions of Chairman of the Board of Directors, the Chief Executive Officer and the President of the corporation resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or
     (e) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition:
     (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities of the Company immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Shares and Voting Securities, as the case may be,
     (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of the Company or any Person, beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors, and
     (iii) at least two-thirds (2/3) of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.
     (f) Notwithstanding anything to the contrary in Section 2.5(a) through Section 2.5(e) above and without limitation, the Incumbent Board may, in its sole discretion, determine that a Change-In-Control has occurred under circumstances other than those contemplated by this Section 2.5. In such circumstances, a Change-In-Control will be deemed to have occurred through a vote by two-thirds (2/3) of the Incumbent Board to approve a motion declaring such a Change-In-Control has occurred.

     Section 2.6 Code means the U.S. Internal Revenue Code of 1986, as amended from time to time.
     Section 2.7 Committee means the Organization and Compensation Committee established and appointed by the Board.
     Section 2.8 Company means Flowserve Corporation, a New York corporation and its successors and assigns.
     Section 2.9 Disability means a long-term disability as defined in and meeting the terms and conditions of the appropriate plan of the Company that provides long-term disability benefits to the Company’s eligible employees (or, as set forth in any successor plans), as applicable to the Participant, or, if no long-term disability plan is in place or is applicable to the Participant, a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee or its delegate, based upon medical reports or other evidence satisfactory to the Committee or its delegate.
     Section 2.10 Discretion or Discretionary means the Committee’s sole and exclusive right to make determinations.
     Section 2.11 Effective Date means, except as otherwise specified herein, the date the Plan became effective, as set forth in Section 1.1.
     Section 2.12 Eligible Earnings means (i) base salary on a date selected by the Committee or its delegate between December 1st and December 31st of a Performance Period; (ii) overtime pay for United States and Canadian-based Employees; and (iii) actual premium pay for United States and Canadian-based Employees. “Eligible Earnings” excludes all amounts not otherwise enumerated in this Section 2.12, including, without limitation:
(A) Annual Incentive Plan awards for prior years,
(B) Long-Term Incentive Plan awards,
(C) commissions,
(D) discretionary and non-discretionary bonuses,
(E) accrued vacation pay or paid leave,
(F) long-term disability pay,
(G) severance pay,
(H) expense reimbursements,
(I) car allowances,

(J) tax/financial planning reimbursements,
(K) club dues, and
(L) foreign service allowances.
     Section 2.13 Employee means any person paid through the payroll department of the Company or its Subsidiaries or Affiliates (as opposed to the accounts payable department of the Company); provided, however, that the term “Employee” shall not include any person who has entered into an independent contractor agreement, consulting agreement, franchise agreement or any similar agreement with the Company, nor the employees of any such person, regardless of whether that person (including his or her employees) is later found to be an employee of the Company by any court of law or regulatory authority.
     Section 2.14 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
     Section 2.15 Executive Officer means an officer of the Company or its Subsidiaries or Affiliates who is a “covered employee”, as defined in Section 162(m) of the Code, as determined in accordance with Section 6.7(e) of the Flowserve Corporation Equity and Incentive Compensation Plan.
     Section 2.16 Final Award means the actual award earned during a Performance Period by a Participant, as determined by the Committee following the end of the Performance Period.
     Section 2.17 Incumbent Board shall have the meaning ascribed in Section 2.5(c).
     Section 2.18 Outstanding Shares means the then outstanding common shares of the Company.
     Section 2.19 Participant means an Employee chosen by the Committee to participate in the Plan as provided for in Article 4 herein.
     Section 2.20 Performance Period means the twelve (12) month period beginning January 1st and ending December 31st over which performance is measured for purposes of determining Final Awards, or such other period determined by the Committee in its sole and absolute discretion.
     Section 2.21 Plan means the Flowserve Corporation Annual Incentive Plan, as set forth herein.
     Section 2.22 Retirement shall mean the termination of a Participant’s employment for any reason other than for Cause on or after the earlier of:
     (a) the Participant’s Early Retirement Date (as such term is defined within the retirement plan of the Company in effect and in which such Participant participates on the date of the Participant’s termination;

     (b) retirement set by local law or the participant’s employment agreement; or
     (c) the Participant attaining sixty-five (65) years of age.
     Section 2.23 Subject Person shall have the meaning ascribed in Section 2.5(b)(v).
     Section 2.24 Target Incentive Award means the award to be paid to Participants when the Company meets targeted performance results, as established by the Committee. This award is based on the Employee’s Eligible Earnings and his or her level of responsibility.
     Section 2.25 Voting Securities means the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.
ARTICLE 3.
ADMINISTRATION
     Section 3.1 The Committee. The Plan shall be administered by the Organization & Compensation Committee of the Board, or its delegate. Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and shall be composed entirely of independent directors as required by the New York Stock Exchange (“NYSE”) rules.
     Section 3.2 Authority of the Committee.
     (a) Except as limited by law or by the certificate of incorporation or bylaws of the Company and subject to the provisions herein, the Committee or its delegate shall have full power to:
     (i) select Employees who shall participate in the Plan;
     (ii) determine the size and types of Award Opportunities and Final Awards;
     (iii) determine the terms and conditions of Award Opportunities in a manner consistent with the Plan;
     (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan;
     (v) establish, amend, or waive rules and regulations for the Plan’s administration;
     (vi) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and

     (vii) to the extent permitted by law, delegate the authority described herein.
     (b) The Committee, or its delegate, shall also make all other determinations which may be necessary or advisable for the administration of the Plan.
     Section 3.3 Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.
     Section 3.4 Indemnification.
     (a) Each person who is or shall have been a member of the Committee or the Board, or its delegate, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
     (b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE 4.
ELIGIBILITY AND PARTICIPATION
     Section 4.1 Eligibility. Only Employees shall be eligible to participate in the Plan. Independent contractors and employees of third parties who are performing work on behalf of the Company, whether part-time, full-time, or temporary, shall not be eligible to participate in the Plan. Employees who participate in a sales incentive plan are ineligible to participate in this Plan.
     Section 4.2 Participation.
     (a) Participation in the Plan is Discretionary and shall be determined on an annual basis by the Committee. Participants shall be notified of their participation in the Plan in writing and shall be apprised of the terms of the Plan as soon as practical following the Committee’s Discretionary determination.
     (b) Participation in the Plan and the receipt of an award under the Plan requires that a Participant be in an employment relationship with the Company or an

Affiliate or Subsidiary of the Company on December 31st of the respective year to which the award or benefit relates.
     Section 4.3 Partial Performance Period Participation. An Employee who becomes eligible to participate in the Plan after the beginning of a Performance Period may participate on a pro rata basis in the Plan for that Performance Period. The Committee, in its sole discretion, retains the right to increase or decrease the number of days the Employee participates in the Plan for the initial Performance Period of eligibility.
     Section 4.4 No Right to Participate. No Employee shall at any time have a right to participate in the Plan for any Performance Period, despite having previously participated in the Plan. All awards and other benefits granted under the Plan are of a voluntary nature. The grant of an award or the benefit of participating in the Plan shall not create a claim for future awards, benefits or participation in the Plan even if awards or benefits have been granted to a Participant repeatedly over previous Plan years.
ARTICLE 5.
AWARD DETERMINATION
     Section 5.1 Performance Measures and Performance Goals.
     (a) Prior to the beginning of each Performance Period, or as soon as practicable thereafter (and no later than 90 days after the commencement of the Performance Period, or if the Performance Period is less than twelve (12) months, no later than before 25% of the Performance Period has been completed), the Committee shall select performance measures and shall establish performance goals for that Performance Period. These performance measures shall include one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following:
     (i) Income measures (including, but not limited to, gross profit, operating income, income before or after taxes, or earnings per share);
     (ii) Return measures (including, but not limited to, return on assets, investment, equity, or sales);
     (iii) Cash flow measures (including, but not limited to, operating cash flow and cash flow return on investments);
     (iv) Sales;
     (v) Economic value added;
     (vi) Share price (including, but not limited to, growth measures and total shareholder return);
     (vii) Inventory turnover;

     (viii) On-time delivery measures; and
     (ix) Individual performance criteria.
     (b) The performance goals may be based on any combination of objective corporate, divisional, group and/or local facility and/or individual performance measures. The Committee may establish objective individual performance goals for each Participant and may provide that upon the achievement of such individual performance goals such Participant shall be entitled to an additional Award Opportunity of up to twenty-five percent (25%) of the Participant’s Final Award.
     (c) The performance goals for each Performance Period shall be set forth on Exhibit A hereto. Exhibit A shall include all of the following information for the Performance Period: (i) the method for computing the amount of compensation payable to each Participant if the performance goals are obtained (or exceeded) for the Performance Period in terms of an objective formula or standard; (ii) the specific performance goals that must be achieved with the respect to the Performance Period; and (iii) the maximum amount of compensation that can be paid to any employee with respect to the Award Opportunities for the Performance Period.
     Section 5.2 Award Opportunities. Prior to the beginning of each Performance Period, or as soon as practicable thereafter (and no later than 90 days after the commencement of the Performance Period, or if the Performance Period is less than twelve (12) months, no later than before 25% of the Performance Period has been completed), the Committee shall establish, in writing, Award Opportunities (including a Participant’s Target Incentive Award) which correspond to various levels of achievement of the pre-established performance goals. In the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may be adjusted to reflect the amount of time at each job level during the Performance Period. The extent to which any applicable performance goals have been achieved shall be conclusively determined in writing by the Committee prior to payment of any Award Opportunity. Notwithstanding anything to the contrary contained herein, in no event may any Participant receive a payout pursuant to an Award Opportunity for any Performance Period that exceeds $4,000,000.
     Section 5.3 Adjustment of Performance Goals, Award Opportunities and Final Awards.
     (a) Once established performance goals normally shall not be changed during the Performance Period, except as otherwise provided in this Section 5.3. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Performance Period as such goals apply to the Award Opportunities of specified Participants.
     (b) Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company that affects the fair value of an Award Opportunity, the Committee shall adjust any or all of the following so that the fair value of the Award Opportunity immediately after the transaction or event is equal to the fair value of the Award Opportunity immediately prior to the transaction or event, provided that such adjustment will not cause adverse tax consequences to any Participant under Section 409A of the Code: (i) the performance measures or performance goals related to the then-current Performance Periods or (ii) the amount payable pursuant to the Award Opportunities for the then-current Performance Periods.
     (c) At the end of each Performance Period the Committee or its delegate, will compute Final Awards. Except as provided by this Section 5.3(d) below, the Committee or its delegate shall have the authority to reduce or eliminate the amount of the Final Award determination by up to twenty-five percent (25%) of the Participant’s Final Award, for each Participant based upon such Participant’s individual performance during the Performance Period or upon any other objective or subjective criteria it deems appropriate. With respect to any Award Opportunity that is not intended to satisfy the requirements of Section 162(m) of the Code, the Committee or its delegate shall have the authority to increase the amount of the Final Award determination by up to twenty-five percent (25%) of the Participant’s Target Incentive Award, for each Participant based upon such Participant’s individual performance during the Performance Period or upon any other objective or subjective criteria it deems appropriate.
     (d) Notwithstanding the foregoing, with respect to any Award Opportunity granted to an Executive Officer that is intended to satisfy the requirements of Section 162(m) of the Code, the Committee may not make any adjustments to any performance goals or the amount of any Final Award payable to an Executive Officer that would result in an increase above the Award limit described in Section 5.4.
     (e) The Company shall deny payment of calculated Final Awards under the Plan for any Participant who the Committee or its delegate, in their sole and absolute discretion, determines has failed to meet expectations as determined through the annual performance management process for any Performance Period; provided, however, the Committee or its delegate, in its sole and absolute discretion, may elect to waive the application of this Section 5.3(d) based on the particular facts and circumstances with respect to any Participant for any Performance Period. The Company shall reduce a calculated Final Award under the Plan by fifty percent (50%) for any Participant who the Committee or its delegate, in their sole and absolute discretion, determines needs improvement as determined through the annual performance management process for any Performance Period; provided, however, the Committee or its delegate, in its sole and absolute discretion, may elect to waive the application of this Section 5.3(d) based on the particular facts and circumstances with respect to any Participant for any Performance Period.

     Section 5.4 Award Limit. The Committee will establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Performance Period. The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures as the Committee shall from time to time determine. The guidelines for each Performance Period will be set forth on Exhibit A attached hereto.
     Section 5.5 Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.
ARTICLE 6.
PAYMENT OF FINAL AWARDS
     Section 6.1 Form and Timing of Payment. Each Participant’s Final Award shall be paid in one lump sum, between the 17th day of the third month and the 17th day of the fourth month following the end of the Performance Period; provided, however, that the payment of a Final Award may be reduced or otherwise offset to satisfy any outstanding debt or obligation owed by the Participant to the Company or an Affiliate.
     Section 6.2 Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.
ARTICLE 7.
TERMINATION OF EMPLOYMENT
     Section 7.1 Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant’s employment is terminated within the Performance Period by reason of death, Disability, or Retirement, the Final Award determined in accordance with Section 5.4 herein shall be calculated to reflect participation prior to termination only. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. The Final Award paid under this Section 7.1 shall be paid in accordance with Section 6.1.
     Section 7.2 Termination of Employment for Reasons Other than Death, Disability, Retirement or in Connection with a Change-in-Control. In the event Participant’s employment is terminated and therefore a Participant ceases to be an Employee, within the Performance Period, for any reason other than death, Disability, Retirement or a Change-In-Control (of which the Committee shall be the sole judge), all of the Participant’s rights to a Final Award for the Performance Period then in progress shall be forfeited. However, except in the event of an involuntary employment termination for Cause, the Committee, in its sole discretion, may pay an award for the portion of the Performance Period that the Participant was employed by the Company, computed as determined by the Committee.
ARTICLE 8.
RIGHTS OF PARTICIPANTS

     Section 8.1 Employment. Nothing in the Plan shall be construed as giving any Participant the right to be retained in the employ of the Company or any right to any payment whatsoever, except to the extent of the benefits provided for by the Plan.
     Section 8.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy.
ARTICLE 9.
CHANGE-IN-CONTROL
     In the event of a Change-In-Control, each Participant, who is not eligible for benefits pursuant to a Company change-in-control plan, shall be entitled to a pro rata payment of his or her Target Incentive Award for the Performance Period during which such Change-In-Control occurs. The pro rata Target Incentive Award payment shall be calculated by dividing the number of months within the Performance Period prior to the effective date of the Change-In-Control by the annual twelve (12) month period. In order to prorate a Target Incentive Award pursuant to the preceding sentence, the month in which the Change-In-Control occurs will not be considered a month within the Performance Period prior to the Effective Date of the Change-In-Control unless the Change-In-Control occurred after the fifteenth (15th) day of such month. Such amount shall be paid to each Participant within forty-five (45) days after the effective date of the Change-In-Control and such payment will be made in lieu of any other payment to be made to a Participant for such Performance Period.
ARTICLE 10.
AMENDMENTS
     The Company reserves the right, at anytime and by action of the Board or the Committee, to amend or terminate this Plan in whole or in part and from time to time; provided, however that any action that would otherwise be adverse to a Participant shall be made on a prospective basis only.
ARTICLE 11.
MISCELLANEOUS
     Section 11.1 Governing Law and Proper Venue. The Plan and all provisions hereunder, shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to principles of conflict of laws. The proper place of venue to enforce any terms or conditions of this Plan shall be Dallas County, Texas. Furthermore, any legal proceeding against the Company arising out of or in connection with this Plan shall be brought in the district courts of Dallas County, Texas, or the United States District Court for the Northern District of Texas, Dallas Division.
     Section 11.2 Withholding Taxes. The Company, or the applicable Affiliate or Subsidiary, shall have the right to deduct from all payments under the Plan any federal, state, local, or other taxes required by applicable law to be withheld with respect to such payments.

     Section 11.3 Compliance with Section 409A of the Code. This Plan is intended to comply with, or be exempt from, and shall be administered in a manner that is intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Each Award Opportunity shall be awarded and/or issued or paid in a manner that will comply with, or be exempt from, Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award Opportunity to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law).
     Section 11.4 Non-Pensionable Status of Payments under the Plan. Unless otherwise expressly and specifically provided in a pension plan or local law, payments under the Plan shall not taken into account for purposes of calculating an employee’s pension benefits under any applicable pension plans.
     Section 11.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
     Section 11.6 Severability. In the event that any provision of the Plan shall be declared or adjudicated illegal, invalid or unenforceable for any reason whatsoever, then the illegal, invalid or unenforceable provision shall be deemed excised herefrom and the remaining parts of the Plan shall continue and remain in full force and effect and the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had not been included herein.
     Section 11.7 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.
     Section 11.8 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     The Company has caused this Plan to be executed on February 22, 2010 and effective as of January 1, 2010, except as otherwise stated herein.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel